Exhibit 23.15

                       SCHUMACHER & ASSOCIATES, INC.
                       Certified Public Accountants
                12835 E. Arapahoe Road, Tower II, Suite 110
                           Englewood, CO  80112
                    (303) 792-2466  FAX (303) 792-2467



            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of TeleServices International Group Inc. on Form S-8 of our report dated April 10, 1998, on our audits of the consolidated balance sheet of TeleServices International Group Inc. as of December 31, 1997, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the year then ended, for the three month period ended December 31, 1996 and for the year ended September 30, 1996, which report is included in the Annual Report on Form 10-KSB for the year ended December 31, 1997.



/s/ Schumacher & Associates, Inc.
---------------------------------
SCHUMACHER & ASSOCIATES, INC.
Englewood, CO  80112

June 24, 1998